Registration No. 333-118944

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

VENTAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1055020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10350 Ormsby Park Place

Louisville, Kentucky 40223

(502) 357-9000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Ventas Nonemployee Director Deferred Stock Compensation Plan

Ventas Executive Deferred Stock Compensation Plan

(Full title of plans)

T. Richard Riney, Esq.

General Counsel

Ventas, Inc.

10350 Ormsby Park Place

Louisville, Kentucky 40223

(502) 357-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.25 per share, under the Ventas Nonemployee Director Deferred Stock Compensation Plan	(1)	(1)	(1)	(1)
Common Stock, par value $0.25 per share, under the Ventas Executive Deferred Stock Compensation Plan	(1)	(1)	(1)	(1)
(1)	No additional securities are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statement with the Securities and Exchange Commission on September 13, 2004 (Registration No. 333-118944) for the plans. Therefore, no further registration fee is required.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

AMENDMENT TO THE REGISTRATION STATEMENT

The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on September 13, 2004 (Registration No. 333-118944) (the “Registration Statement”) is hereby amended to include a consent to the incorporation of certain financial statements in an amendment dated April 20, 2004 to a current report on Form 8-K regarding the acquisition of ElderTrust by Ventas, Inc. and in the Form 10-Q of ElderTrust Operating Limited Partnership dated May 10, 2004.

The contents of the Registration Statement are incorporated by reference into this Post-Effective Amendment No. 1 to such Registration Statement, except as described herein. Required consents and signatures are included in this amendment.

Item 8. Exhibits

Exhibit No.		Description

4.1	*	Ventas Nonemployee Director Deferred Stock Compensation Plan.

4.2	*	Ventas Executive Deferred Stock Compensation Plan.

4.3	*	Deferral Election Form under the Ventas Nonemployee Director Deferred Stock Compensation Plan.

4.4	*	Deferral Election Form under the Ventas Executive Deferred Stock Compensation Plan.

4.5	*	Certificate of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3 to the Company’s Form 10-Q for the quarterly period ended September 30, 1995).

4.6	*	Certificate of Amendment to Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to Ventas, Inc.’s Form 10-Q for the quarterly period ended June 30, 1998).

4.7	*	Third Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Form 10-K for the year ended December 31, 1997).

4.8	*	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 10-K for the year ended December 31, 1998).

4.9	*	Letter Agreement dated June 24, 2003, by and between the Company and Cohen & Steers Capital Management, Inc. relating to a limited waiver of the provisions of Article XII of the Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 4.2 to the Company’s Form 10-Q for the quarterly period ended June 30, 2003).

4.10	*	Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated herein by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-65642, as amended).

4.11	*	First Supplement to the Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated herein by reference to the Prospectus Supplement dated March 11, 2002 to the Prospectus dated January 23, 2002 filed pursuant to Rule 424(b)(5) and part of the Company’s Registration Statement on Form S-3, Registration No. 333-65642).

5	*	Opinion of T. Richard Riney, Esq., General Counsel to the Company.

23.1	*	Consent of Ernst & Young LLP.

23.2	*	Consent of T. Richard Riney, Esq. (contained in Exhibit 5).

23.3		Consent of KPMG LLP.

* Previously filed as an exhibit to the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Louisville, the Commonwealth of Kentucky, on this 28th day of September, 2004.

VENTAS, INC.

By:	/s/ T. Richard Riney
T. Richard Riney Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on the 28th day of September, 2004.

Name		Title

* Douglas Crocker II		Director

* Ronald G. Geary		Director

* Jay M. Gellert		Director

* Sheli Z. Rosenberg		Director

* Thomas C. Theobald		Director

* Debra A. Cafaro		Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)

* Richard A. Schweinhart		Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* K. Travis George		Controller and Chief Accounting Officer (Principal Accounting Officer)

*By:	/s/ T. Richard Riney T. Richard Riney, Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit No.		Description

4.1	*	Ventas Nonemployee Director Deferred Stock Compensation Plan.

4.2	*	Ventas Executive Deferred Stock Compensation Plan.

4.3	*	Deferral Election Form under the Ventas Nonemployee Director Deferred Stock Compensation Plan.

4.4	*	Deferral Election Form under the Ventas Executive Deferred Stock Compensation Plan.

4.5	*	Certificate of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3 to the Company’s Form 10-Q for the quarterly period ended September 30, 1995).

4.6	*	Certificate of Amendment to Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to Ventas, Inc.’s Form 10-Q for the quarterly period ended June 30, 1998).

4.7	*	Third Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Form 10-K for the year ended December 31, 1997).

4.8	*	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 10-K for the year ended December 31, 1998).

4.9	*	Letter Agreement dated June 24, 2003, by and between the Company and Cohen & Steers Capital Management, Inc. relating to a limited waiver of the provisions of Article XII of the Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 4.2 to the Company’s Form 10-Q for the quarterly period ended June 30, 2003).

4.10	*	Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated herein by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-65642, as amended).

4.11	*	First Supplement to the Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated herein by reference to the Prospectus Supplement dated March 11, 2002 to the Prospectus dated January 23, 2002 filed pursuant to Rule 424(b)(5) and part of the Company’s Registration Statement on Form S-3, Registration No. 333-65642).

5	*	Opinion of T. Richard Riney, Esq., General Counsel to the Company.

23.1	*	Consent of Ernst & Young LLP.

23.2	*	Consent of T. Richard Riney, Esq. (contained in Exhibit 5).

23.3		Consent of KPMG LLP.

* Previously filed as an exhibit to the Registration Statement.